FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

HEALTH BENEFITS DIRECT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-123081	98-0438502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Gateway Drive, Pompano Beach, FL		33069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 944-4447

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2006, Health Benefits Direct Corporation (the “Company”) entered into a Lease with FG2200, LLC, a Florida limited liability company, for approximately 50,000 square feet of office space at an office facility located at 2200 S.W. 10th Street, Deerfield Beach, Florida 33442 (the “Lease”). The initial term of the Lease commences on March 15, 2006 and terminates on March 31, 2016. The Company has the option to extend the term for two additional 36-month periods, as well as the right to terminate the Lease within the first five years. The monthly rent increases every 12 months, starting at $62,500 and ending at approximately $81,550. This space will replace the Company’s existing 10,312 square feet of office space at 2900 Gateway Drive, Pompano Beach, Florida 33069. In connection with the Lease, the Company provided a $1 million letter of credit to the landlord as a security deposit for the Company’s obligations under the Lease. A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Lease by and between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2006	HEALTH BENEFITS DIRECT CORPORATION

	By:	/s/ Anthony Verdi
Anthony Verdi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease by and between Health Benefits Direct Corporation and FG2200, LLC, effective March 15, 2006.